UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of
        the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant   [    ]

Check the appropriate box:

      [   ] Preliminary Proxy Statement
      [   ] Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [ X ] Definitive Proxy Statement
      [   ] Definitive Additional Materials
      [   ] Soliciting Material Pursuant to Subsection 240.14a-12


                               LANDAUER, INC.
               ----------------------------------------------
              (Name of Registrant as Specified In Its Charter)

  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:                         ______________
      (2)   Form, Schedule or Registration Statement No.:   ______________
      (3)   Filing Party:                                   ______________
      (4)   Date Filed:                                     ______________

                               LANDAUER, INC.

                2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                          TELEPHONE (708) 755-7000


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


      Notice is hereby given that the Annual Meeting of Stockholders of Landauer, Inc. will be held at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, at 2:00 p.m., local time, on Thursday, February 11, 2010 for the following purposes:

      1. To re-elect the two directors identified in this Proxy Statement to hold office for an additional term of three years each.

      2. To vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2010.

      3. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on December 11, 2009 are entitled to notice of and to vote at the meeting.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY STRONGLY URGES YOU TO VOTE VIA THE INTERNET, TELEPHONE, OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.




                                    JONATHON M. SINGER
                                    Senior Vice President, Treasurer,
                                    Secretary and Chief Financial Officer


December 22, 2009

                               PROXY STATEMENT

               APPROXIMATE DATE OF NOTICE:  DECEMBER 22, 2009

                INFORMATION CONCERNING THE PROXY SOLICITATION

      This proxy is solicited by the Board of Directors of Landauer, Inc. for use at its Annual Meeting of Stockholders to be held on Thursday, February 11, 2010 at 2:00 p.m., local time, at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of Landauer, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation will be paid by Landauer. Solicitations may be made by the officers and employees of Landauer personally or by telephone.

      In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, instead of mailing a printed copy of its proxy materials to each stockholder of record, Landauer furnishes proxy materials on the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

      On or around December 22, 2009, the Company mailed to its stockholders, other than those who previously requested electronic or paper delivery, a Notice Regarding the Availability of Proxy Materials, which contains instructions as to how you may access and review all of its proxy materials, including the Proxy Statement and 2009 Annual Report on Form 10-K, on the Internet. The Notice Regarding the Availability of Proxy Materials also instructs you as to how you may vote your proxy on the Internet or by telephone. However, if you would prefer to receive printed proxy materials, please follow the instructions for requesting such materials as contained in the Notice Regarding the Availability of Proxy Materials.

      On December 1, 2009, Landauer had outstanding 9,348,011 shares of Common Stock, which is its only class of voting stock, held of record by approximately 343 holders. Only stockholders of record at the close of business on December 11, 2009 will be entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date.

      The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm. The proxy also gives authority to the proxies to vote the shares at their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to a proposal has the effect of a vote against a proposal. "Broker non-votes" are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. It is expected that brokers will lack discretionary voting authority with respect to the election of directors but will not lack discretionary voting authority with respect to the proposal regarding ratification of the independent registered public accounting firm at the Annual Meeting.


                    BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table provides information as of December 1, 2009 concerning beneficial ownership of Common Stock by each person known by Landauer to own beneficially more than 5% of the outstanding shares of Common Stock, each director serving during the fiscal year, each director nominee, each executive officer named under the caption "Executive Compensation" and all directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws, if applicable.

                                            Number of Shares     Percent
                                              Beneficially         of
Name of Beneficial Owner                         Owned            Class
------------------------                    ----------------     -------

T. Rowe Price Associates (1)                         852,000        9.1%
Barclays Global Investors, NA (2)                    683,344        7.3%
Royce & Associates, LLC (3)                          658,200        7.0%
Kayne Anderson Rudnick
    Investment Management, LLC (4)                   493,006        5.3%
Robert J. Cronin (5)                                  16,665           *
William G. Dempsey                                     2,013           *
Michael T. Leatherman                                  1,936           *
David E. Meador                                        1,936           *
Stephen C. Mitchell                                    3,990           *
Thomas M. White                                        4,591           *
Michael D. Winfield                                   14,264           *
William E. Saxelby (6)                                67,910           *
Jonathon M. Singer                                    16,644           *
Richard E. Bailey                                      3,820           *
R. Craig Yoder (7)                                    71,924           *
All directors and executive officers
    as a group (11 persons) (8)                      205,693        2.2%

    *  Less than one percent.

(1) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009. Includes 570,000 shares owned by the T. Rowe Price Small Cap Value Fund, Inc. T. Rowe Price Associates expressly disclaims that it is the beneficial owner of such securities. This stockholder's address is 100 East Pratt Street, Baltimore, MD 21202.

(2) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. This stockholder's address is 400 Howard Street, San Francisco, CA 94105.

(3) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 26, 2009. This stockholder's address is 1414 Avenue of the Americas, New York, NY 10019.

(4) As reported in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2009. This stockholder's address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(5) Includes 4,500 shares subject to options exercisable within 60 days after December 1, 2009.

(6) Includes 50,000 shares subject to options exercisable within 60 days after December 1, 2009.

(7) Includes 40,000 shares subject to options exercisable within 60 days after December 1, 2009.

(8) Includes 94,500 shares subject to options exercisable within 60 days after December 1, 2009.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Landauer's officers and directors and persons who beneficially own more than ten percent of Landauer's Common Stock ("Reporting Persons") to file reports of beneficial ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish Landauer with copies of all Section 16(a) reports they file and Landauer is required to post such reports on its website, http://www.landauerinc.com.

      Based solely on a review of the Form 3, 4 and 5 filings received from, or filed by Landauer on behalf of, Reporting Persons since the beginning of fiscal year 2009, Landauer is not aware of any failure to file on a timely basis any Form 3, 4 or 5 during fiscal year 2009.



                            ELECTION OF DIRECTORS

      Members of Landauer's Board of Directors are divided into three classes serving staggered three-year terms, with a total of nine directors authorized. The terms of two of the seven current directors expire at the Annual Meeting. The two directors, Michael T. Leatherman and David E. Meador, are Landauer's nominees for re-election to a three-year term. Michael D. Winfield retired in February 2009 due to his reaching the Board's mandatory retirement age of 70.

      Landauer's bylaws provide that nominations for directorships by stockholders only may be made pursuant to written notice received at the Company's principal office not less than 90, and not more than 120, calendar days prior to the first anniversary of the preceding year's annual meeting. No such nominations were received for the meeting as of December 22, 2009.

      Proxies may not be voted for a greater number of persons than the two named nominees. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. If a nominee should become unavailable for election, the persons voting the accompanying proxy may at their discretion vote for a substitute.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MR. LEATHERMAN AND MR. MEADOR AS DIRECTORS OF LANDAUER.

      The following table contains certain information as to the two nominees for re-election at the Annual Meeting and each other person whose term of office as a director will continue after the meeting. The nominees, Mr. Leatherman and Mr. Meador, for re-election at the meeting are indicated by an asterisk.

                  Expira-
                   tion
                  Date of
                  Current   Past Business Experience              Director
Name               Term     and Other Directorships                Since
----              -------   ------------------------              --------

Robert J.          2011     Since 2001, Partner, The Open           1997
  Cronin (3)                Approach LLC, a provider of
  Age - 65                  consulting services to the
                            printing industry.  From November
                            2005 to April 2006, Chairman
                            and Chief Executive Officer,
                            York Label, Inc., a supplier of
                            pressure-sensitive labels
                            and related systems.  Until
                            January 2000, Chairman of the
                            Board and Chief Executive
                            Officer of Wallace Computer
                            Services; previously President,
                            Chief Executive Officer and
                            Director; now retired.  Wallace
                            Computer Services is a provider
                            of information management
                            products, services and solutions.
                            Mr. Cronin is also a director of
                            various privately held corporations.

William G.         2011     From 1982 to 2007, various senior       2008
  Dempsey (2)               leadership positions with Abbott
  Age - 58                  Laboratories including Executive
                            Vice President, Global Pharmaceuti-
                            cals from 2006 to 2007.  Abbott
                            Laboratories is a global, broad-
                            based health care company devoted
                            to discovering new medicines, new
                            technologies and new ways to
                            manage health.  From 1977 to 1982,
                            various positions with Sciaky Bros.,
                            a manufacturer of high tech
                            electron beam, laser welding and
                            heat treating systems.  Mr. Dempsey
                            is also a director of MDS Inc., a
                            global life sciences company, and
                            a director of a privately held
                            corporation.

*Michael T.        2010     Since 2000, Independent Consultant      2008
  Leatherman (1,2)          primarily to the information
  Age - 56                  technology industry.  From 1990 to
                            2000, various senior leadership
                            positions with Wallace Computer
                            Services including Executive Vice
                            President, Chief Information Officer
                            and Chief Financial Officer from 1998
                            to 2000.  From 1984 to 1990, Chief
                            Executive Officer of FSC Paper
                            Corporation, a Subsidiary of Smorgon
                            Industries.  Mr. Leatherman is a
                            director of a non-profit organiza-
                            tion providing continuous care
                            retirement services.  Mr. Leatherman
                            is a Certified Public Accountant.

                  Expira-
                   tion
                  Date of
                  Current   Past Business Experience              Director
Name               Term     and Other Directorships                Since
----              -------   ------------------------              --------

*David E.          2010     Since 2001, Executive Vice              2008
  Meador (1,3)              President and Chief Financial
  Age - 52                  Officer, DTC Energy.  From 1997
                            to 2001, Vice President and
                            Controller, DTE Energy. DTE
                            Energy provides safe, reliable
                            electric and natural gas services
                            to Michigan businesses and homes
                            and has energy related businesses
                            and services nationwide.  From
                            1983 to 1997, served in a
                            variety of financial and
                            accounting positions at Chrysler
                            Corporation.  Mr. Meador began
                            his professional career with
                            Coopers and Lybrand and is a
                            Certified Public Accountant.

Stephen C.         2012     Since 2001, President, Knight           2005
  Mitchell (3)              Group LLC, a privately held firm
  Age - 66                  providing services for the
                            start-up and management of
                            new ventures.  Since 1995,
                            Vice Chairman and Director,
                            Knight Facilities Management,
                            Inc., a company providing
                            outsourcing of facilities
                            management services for
                            industrial and commercial
                            clients worldwide.  Until 2001,
                            President, Chief Operating
                            Officer and Director, Lester B.
                            Knight & Associates, Inc.,
                            a company involved in the
                            planning, design and construc-
                            tion of advanced technology
                            research and development and
                            manufacturing facilities.
                            Mr. Mitchell is also a director
                            of Apogee Enterprises, Inc.,
                            a manufacturer of glass products
                            for the construction and art
                            framing markets.

William E.         2011     Since 2005, President and Chief         2005
  Saxelby                   Executive Officer, Landauer, Inc.
  Age - 53                  From 2003 to 2005, Mr. Saxelby
                            provided consulting services to
                            certain private equity firms.
                            From 1999 to 2003, President and
                            Chief Executive Officer, Medical
                            Research Laboratories, Inc.,
                            a manufacturer of defibrillators.
                            From 1996 to 1999, Corporate
                            Vice President, Allegiance
                            Healthcare, a spin-off of
                            Baxter International.  From 1978
                            to 1996, Mr. Saxelby held executive
                            and non-executive positions with
                            Baxter International and its
                            American Hospital Supply subsidiary.

                  Expira-
                   tion
                  Date of
                  Current   Past Business Experience              Director
Name               Term     and Other Directorships                Since
----              -------   ------------------------              --------

Thomas M.          2012     Since 2007, Operating Partner for       2004
  White (1,2)               Apollo Management L.P., a private
  Age - 52                  equity firm, and serving currently
                            as Chief Financial Officer of
                            SkyLink Aviation, Inc.  From 2002
                            to 2007, Mr. White served as Chief
                            Financial Officer and Treasurer of
                            Hub Group, Inc., an asset light
                            transportation management company
                            providing intermodal, truck brokerage
                            and logistics services.  Prior to
                            joining Hub Group, Mr. White was
                            a partner with Arthur Andersen LLP,
                            which he joined in 1979.  Mr. White
                            is also director of CEVA Group, PLC
                            and Quality Distribution, Inc.
                            Mr. White is a Certified Public
                            Accountant.

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Governance and Nominating Committee



                      BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 2009, the Board of Directors held a total of eleven meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which such director served during the periods that such director served.

      The Board of Directors has an Audit Committee, Compensation Committee, and Governance and Nominating Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends to the Board of Directors the appointment of independent public accountants. The Board of Directors has determined that Thomas M. White, Michael T. Leatherman, and David E. Meador each qualify as an "audit committee financial expert" as defined for the purpose of SEC regulation. The Compensation Committee approves all executive compensation and has responsibility for granting equity awards to eligible members of management and administering the Company's equity and incentive compensation plans. The Governance and Nominating Committee establishes corporate governance policy and selects nominees for the Board of Directors. (See "Process for Nominating Directors.") The membership of each Committee consists solely of non-employee directors who meet the independence standards established by the New York Stock Exchange. During fiscal 2009, the Audit Committee met nine times (including the meetings required to conduct its quarterly financial reviews), the Compensation Committee met eighteen times, and the Governance and Nominating Committee met five times.

      Each Committee has adopted a formal written charter, approved by the full Board of Directors, that specifies the scope of the Committee's responsibilities and procedures for carrying out such responsibilities. A copy of each charter is available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Board of Directors has also adopted Governance and Nominating Standards, a Code of Business Ethics applicable to all directors and employees and a Code of Conduct for Senior Financial Executives applicable to the principal executive, financial and accounting officers of the Company. Copies of each of these documents are available on the Company's website at http://www.landauerinc.com and printed copies are available from the Company on request. The Company intends to post on its website any amendments to its Code of Business Ethics or Code of Conduct for Senior Financial Executives applicable to such senior officers.



                          INDEPENDENCE OF DIRECTORS

      Under the Company's Governance and Nominating Standards, a significant majority of the Board of Directors should be composed of Independent Directors as that term is defined in the New York Stock Exchange ("NYSE") listing standards. A director is independent under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the NYSE listing standards provide that a director will not be independent if he or she has any of the following relationships (each, a "disqualifying relationship"):

  . The director is an employee of the Company or has been an employee of the Company at any time within the preceding three years.

  . A member of the director's immediate family is an executive officer of the Company or has been an executive officer of the Company at any time within the preceding three years.

  . The director or an immediate family member of the director received during any 12-month period within the last three years more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  . The director is a current partner or employee of the Company's internal or external audit firm, or the director was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  . A member of the director's immediate family (i) is a current partner of a firm that is the Company's internal or external auditor, (ii) is a current employee of such a firm and personally works on the Company's audit or (iii) was within the past three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

  . The director is, or within the preceding three years has been, employed as an executive officer of another company where any of the Company's present executives at the same time serves or served on that company's compensation committee.

  . A member of the director's immediate family is, or within the preceding three years has been, employed as an executive officer of another company where any of the Company's present executives serves on that company's compensation committee.

  . The director is an executive officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  . A member of the director's immediate family is an executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company's consolidated gross revenues.

      The Board has affirmatively determined that no non-employee director has a material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considered the relationship of Mr. Dempsey's membership on the board of a customer of the Company and determined that the relationship is not material. The Board has also concluded that no non-employee director has any of the disqualifying relationships identified previously. Consequently, the Board has determined that all non-employee directors are independent within the meaning of the NYSE listing standards.

The Company's independent directors are Robert J. Cronin, William G. Dempsey, Michael T. Leatherman, David E. Meador, Stephen C. Mitchell, and Thomas M. White. The Company's independent directors meet in regularly scheduled executive sessions and at other times, as they deem appropriate. Robert J. Cronin, Chairman of the Board of Directors, presides at these sessions.



                      PROCESS FOR NOMINATING DIRECTORS

      Landauer's Governance and Nominating Committee establishes and oversees adherence to the Board's corporate governance policies and guidelines, and establishes policies and procedures for the recruitment and retention of Board members. The Governance and Nominating Committee is comprised of three members, each of whom meets the independence requirements established by the New York Stock Exchange in respect to Governance and Nominating Committees.

      The Governance and Nominating Committee will consider nominees for the Board of Directors who have been properly and timely recommended by stockholders. Any recommendation submitted by a stockholder must include the same information concerning the candidate and the stockholder as would be required under Section 1.4 of the Company's bylaws if the stockholder were nominating that candidate directly. Those information requirements are summarized in this Proxy Statement under the caption "Stockholder Proposals." The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates. The Governance and Nominating Committee has not established any specific, minimum qualification standards for nominees to the Board. From time to time, the Governance and Nominating Committee may identify certain skills or attributes (e.g. healthcare industry experience, technology experience, financial experience) as being particularly desirable for specific director nominees.

      To date, the Governance and Nominating Committee has identified and evaluated nominees for director positions based on several factors, including referrals from management, existing directors, advisors and representatives of the Company or other third parties, business and board of director experience, professional reputation and personal interviews. Each of the current nominees for director, who is listed under the caption "Election of Directors", is an existing director standing for re-election.

                 COMMUNICATIONS WITH THE BOARD OF DIRECTORS
                BY STOCKHOLDERS AND OTHER INTERESTED PARTIES

      The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders and other interested parties to ask questions of or otherwise communicate directly with members of the Company's Board of Directors on matters relevant to the Company. Each of the Company's directors is requested to attend the Annual Meeting in person. All of the Company's directors attended the Company's 2009 Annual Meeting of Stockholders. In addition, stockholders and other interested parties may, at any time, communicate in writing with the full Board of Directors, any individual director or any group of directors, by sending such written communication to the full Board of Directors, individual director or group of directors at the following address: Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425; Attention: Corporate Secretary (fax 708-441-8556). Copies of written communications received at such address will be provided to the addressee unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of such communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to improper or irrelevant topics.



                           EXECUTIVE COMPENSATION

                    COMPENSATION DISCUSSION AND ANALYSIS

      Landauer is required to provide information regarding the compensation program in place for its CEO, CFO and the three other most highly compensated executive officers as of its last fiscal year end. In this Proxy Statement, the Company refers to these individuals as its "Named Executive Officers" or "NEOs." The Company has only four executive officers, including the CEO and CFO. Information regarding the compensation paid to these individuals is included in this Proxy Statement.

This section includes information regarding, among other things, the overall philosophy of the Company's compensation program and each element of compensation that it provides.

LANDAUER'S COMPENSATION PHILOSOPHY AND PRINCIPLES

      Landauer designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. The goals of the Company's executive compensation program are to:

  . Attract and retain highly talented executives capable of delivering long-term success;

  . Link directly the executives' interests with the interests of Landauer's stockholders; and

  . Motivate executives to achieve the Company's short and long-term business objectives via performance-driven incentive programs.

      Consistent with these goals, the Board has developed and approved an executive compensation philosophy to provide a framework for the Company's executive compensation program.

  . Total compensation will be targeted to be competitive with the marketplace in which executive talent is recruited. Competitive is defined as 50th percentile using market compensation information;

  . The mix of compensation elements is designed to reflect strategic business needs;

  . Incentive compensation is tied to short-term goals and long-term strategic plans in a balanced manner so that it supports the Company's efforts to achieve long-term success;

  . The degree of compensation at risk will positively correlate to responsibility level;

  . Performance is assessed on both financial and non-financial goals using qualitative and quantitative metrics;

  . Compensation should be differentiated based on factors that are relevant to each form of compensation; and

  . The interests of executives should be linked with those of the Company's owners through executive stock ownership.

      The executive compensation philosophy results in three major components of executive compensation: a competitive base salary reflective of the individual's role, responsibilities, experience and capabilities; a non-equity incentive tied to Company and individual annual performance; and long-term equity incentives tied to Company performance and individual level of responsibility to impact results over time. The Company determines the appropriate level of these components by using market compensation information as described more fully below.

THE COMPENSATION COMMITTEE

      The Compensation Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities to administer the Company's executive compensation program. Each member of the Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and Landauer's director independence standards.

      The Committee reports to the Board of Directors on all compensation matters regarding Landauer's executives and other key salaried employees. The Committee reviews annually and recommends to the Board of Directors for approval the compensation (including annual base salary, annual non-equity incentive compensation, long-term equity incentive compensation and other employee benefits) for the Company's executives and other key salaried employees. You may learn more about the Committee's responsibilities by reading the Committee's Charter, which is available in the "Corporate Governance" section on the "Investor Relations" page of Landauer's website at www.landauerinc.com.

ROLES OF CONSULTANTS AND EXECUTIVES

      During and after the end of each fiscal year, the CEO provides the Compensation Committee with feedback regarding the performance of the NEOs.

Annually and in the cases of NEO promotions or hires, the CEO makes recommendations to the Compensation Committee regarding the compensation package for each of the NEOs (other than himself). Based on its review of individual performance (taking into account input from the CEO), input and benchmarks from its independent compensation consultant and other factors, the Compensation Committee makes recommendations to the Board regarding the compensation for the CEO and the other NEOs. Acting upon the recommendation of the Compensation Committee, the independent members of the Board, meeting in executive session, determine the compensation of the CEO and the other NEOs.

      To assist the Compensation Committee in discharging its responsibilities, the Committee has retained Hay Group, Inc. as its independent compensation consultant. The consultant's role is to advise the Committee on all executive compensation matters. Biennially, Hay Group presents the Compensation Committee with benchmarking data and information about other relevant market practices and trends, and makes recommendations to the Compensation Committee regarding target levels for various elements of total compensation for senior executives, which the Compensation Committee reviews and considers in its deliberations.

      The Committee's independent compensation consultant, Hay Group, reports directly to the Compensation Committee. Periodically the CEO and CFO may work directly with the Committee's consultant primarily in the development of offers for new hires and assistance on the development of recommendations on the design of compensation programs to be presented to the Compensation Committee or the Board of Directors. This interaction between the Committee's consultant and management takes place under the approval of the Compensation Committee Chair.

      To ensure that its executive officer compensation is competitive in the marketplace, the Company uses a formal job evaluation methodology to determine both the internal and external equity of its NEOs' total compensation. Internal equity is considered in order to ensure that members of Landauer's executive management are compensated at an appropriate level relative to other members of its executive management, while external equity is a measure of how the Company's compensation of its executive management compares to compensation for comparable job content at other companies that are similar to the Company. Hay Group reviews each executive position using its proprietary method of job evaluation to assess the position's relative size. In this process, Hay considers the breadth of responsibilities, the complexity of the role, and the role's impact on the success of the business. Once each job is valued independently, Hay compares the jobs to determine relative relationships and then relates these job content sizes to pay opportunity levels based on compensation market data from Hay Group's Industrial Compensation report, a proprietary annual executive compensation survey with data on more than 100 executive level positions from 282 organizations. Given that Landauer, Inc. competes in a market with limited competitors, the Compensation Committee has determined that utilizing a broad industry survey with a focus on publicly traded companies and significant survey participation by the manufacturing sector, such as the Hay survey, is an appropriate method for benchmarking the Company's executive compensation practices.

      All components of Landauer's executive compensation program are aligned with the 50th percentile of Hay Group's survey data for targeted performance. For short-term incentive compensation, achievement of overperformance goals can result in a maximum award equal to 200% of the target opportunity. In the case of long-term incentive compensation, the 75th percentile of Hay Group's long-term incentive survey data is targeted for achievement of overperformance goals. Actual pay will vary above or below the 50th percentile depending on a number of factors including individual performance, tenure with the organization and overall Company performance.

      The Compensation Committee annually reviews relevant compensation market data, trends and best practices in executive compensation, and executive pay tallies for the Company's NEOs to ensure that the design of its program is consistent with its compensation philosophy and that the amount of compensation is within appropriate competitive parameters. Based on this review, the Compensation Committee has concluded that the total compensation of each NEO and, in the case of the severance and change-in-control scenarios, potential payouts are appropriate and reasonable.

ELEMENTS OF LANDAUER'S COMPENSATION PROGRAM

      Landauer's executive officer compensation package includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for executive officers is comprised of base salary plus annual non-equity incentive bonuses. Long-term incentives consist of a combination of restricted share grants with performance and time based vesting characteristics.

ELEMENT          PURPOSE                     CHARACTERISTICS
-------          -------                     ---------------

BASE SALARY      Compensate executives       Fixed component with
                 for their level of          eligibility for annual merit
                 responsibility and          increases based on sustained
                 sustained individual        individual performance.
                 performance. Also
                 help attract and
                 retain strong talent.

ANNUAL           Promote the achievement     Performance-based cash
NON-EQUITY       of Landauer's annual        opportunity based on Company
INCENTIVE        financial goals, as         and individual results as
COMPENSATION     well as individual          determined by the
                 goals.                      Compensation Committee
                                             as outlined in the "Landauer,
                                             Inc. Incentive Compensation
                                             Plan" (Available at
                                             www.landauerinc.com).

LONG-TERM        Promote the achieve-        Performance-based equity and
EQUITY           ment of Landauer's          restricted equity grants
INCENTIVE        long-term corporate         based upon achievement of
COMPENSATION     goals, support executive    strategic priorities and
                 retention and encourage     retention with the Company.
                 executive stock             Annual grants through the
                 ownership.                  "Landauer, Inc. Incentive
                                             Compensation Plan" (Available
                                             at www.landauerinc.com).

RETIREMENT       Provide an appropriate      Defined contribution
PLANS            level of replacement        retirement plan with
                 income upon retirement.     Company match and annual
                 Also provide an             profit sharing eligibility
                 incentive for a long-       with a supplemental deferred
                 term career with            compensation contribution
                 Landauer, which is a        available to certain
                 key objective.              executives.

POST-            Facilitate the              Contingent component;
TERMINATION      attraction and reten-       only payable if the
COMPENSATION     tion of high caliber        executive's employment is
                 executives in a             terminated as specified in
                 competitive labor           the arrangements. (Amount
                 market and provide          of severance benefits varies
                 noncompetition and          by level in the
                 nonsolicitation             organization.)
                 covenants for the
                 Company's protection.

      In setting total compensation, Landauer applies a consistent approach for all executive officers. Also, the Compensation Committee exercises appropriate business judgment in how it applies its standard approach to the facts and circumstances associated with each executive. Additional detail about each pay element follows.

      BASE SALARIES: Data on salaries paid to comparable positions in the Hay Survey are gathered and reported biennially to the Compensation Committee by its independent compensation consultant. The Compensation Committee, after receiving input from the compensation consultant, recommends to the Board for its consideration and approval the salaries for the CEO, CFO and other NEOs. The CEO provides input for the salaries for the CFO and other NEOs. The Compensation Committee seeks generally to establish base salaries for the CEO, CFO and other NEOs at the 50th percentile of the Company's compensation benchmark, which is the targeted market position to facilitate the attraction and retention of executive talent. In fiscal 2009, the salaries of each NEO approximated, within 10%, the compensation benchmark median.

      ANNUAL NON-EQUITY INCENTIVES: Annual non-equity incentive awards to the CEO, CFO and other NEOs are paid relative to the targets established annually by the Compensation Committee under the terms of the Landauer, Inc. Incentive Compensation Plan. Annual incentive awards for the CEO, CFO and other NEOs are intended to promote the achievement of Landauer's annual financial goals, as well as individual goals. For fiscal 2009, the plan establishes an incentive pool which is related to aggregate executive officer base salary and performance of Landauer relative to (i) budgeted net income and (ii) budgeted free cash flow (free cash flow is calculated by subtracting cash used to acquire property plant and equipment from net cash provided from operating activities as presented on the Consolidated Statement of Cash Flows).

      Similar to the process for base salary, data for non-equity incentives paid to comparable positions in the Hay Survey are gathered and reported biennially to the Compensation Committee by the independent compensation consultant. The Compensation Committee, after receiving input from the compensation consultant, recommends to the Board for its consideration and approval the non-equity incentives for the CEO, CFO and other NEOs. The target incentive compensation award ("ICA"), as a percentage of individual executive officer base salary, is 50% for the Chief Executive Officer and 40% for the CFO and other NEOs. These payout ratios are determined based upon targeting total cash compensation (base salary plus non-equity incentive compensation) at the 50th percentile as determined by the benchmarking study performed by the Committee's independent compensation consultant. Thus, the different payout ratios are not reflective of a different philosophy at work, but are reflective of different results driven by benchmarking. The actual size of the incentive compensation pool available for award varies based upon actual financial performance for net income and free cash flow.

      The net income and free cash flow targets are established as part of the annual operating planning process. The targets are recommended by management, reviewed by the Compensation Committee and approved by the Board. The targets are intended to be representative of strong financial performance by the Company based upon market conditions and the expectations of stockholders. The scales of the payout ratios are intended to compensate management for the perceived effort required to achieve the targeted performance and reward management for the effort required to deliver results beyond expected levels.

      The net income and free cash flow targets for fiscal 2009 were established as follows ($'s in millions):

      Net Income                                       $24.6
      Free Cash Flow                                   $22.2

      Both the net income and free cash flow targets were established before the impact of certain non-recurring costs relating to changes to the Company's U.S. retirement benefit plans, management reorganization costs and due diligence costs to support the strategic pursuit of growth through acquisition.

      The plan provides for a payout at a ratio of targeted incentive compensation as follows:

      ACTUAL PERFORMANCE                          PAYOUT RATIO
      ------------------                          ------------

      110% Incentive Net Income &             200% of target award
         Free Cash Flow Achievement

      100% Incentive Net Income &             100% of target award
         Free Cash Flow Achievement

      <90% Incentive Net Income &               0% of target award
         Free Cash Flow Achievement

      The range of the scale for net income and free cash flow achievement is intended to align management with the expectations of stockholders on earnings growth and cash generation. Performance below 90% of planned net income and free cash flow would be considered to be below the Company's expectations. Similarly, performance at 110% to plan is believed to represent performance well beyond the expectations of the business. Awards for performance between 90% and 110% of goal are determined by linear interpolation.

      The amount of potential incentive award for any executive officer is determined by multiplying the executive's base salary times the actual incentive award percentage. The actual incentive award percentage is the target award percentage (50% or 40%) multiplied by the percentage of target award determined by the weighted average of the net income and free cash flow components in the following ratio:

            Net Income                          75%
            Free Cash Flow                      25%

      Two-thirds of the target incentive award is payable to the executive officer based solely on financial performance. With respect to the one-third balance remaining in the pool for the fiscal year, the Compensation Committee will have the discretion to award any executive officer an amount ranging from zero to one-third of the award such executive officer would otherwise receive based upon achievement against personal management objectives ("PMO"). Accordingly the total incentive award is calculated as follows:

      Potential ICA     =     (Annual Salary x Target %) x (Payout Ratio)
      Actual ICA        =     (Potential ICA x 2/3) + (Potential ICA x
                              1/3 x % PMO achievement)

      PMOs are established annually and are aligned with the strategic priorities of the Company. PMOs are intended to be challenging but generally capable of being achieved. PMOs for the Company's NEOs in fiscal 2009 included:

  .   Expansion of product and service offerings;

  .   Progress toward implementation of the Company's systems initiative;

  .   Penetration into new market segments and international geographies;
      and

  .   Development of a long-term corporate growth strategy.

      Any amounts related to PMO achievement not so awarded may, at the discretion of the Committee, be reallocated to any other executive officer based upon the Committee's evaluation of the individual performance of the executive officer relative to written objectives and other factors, including the CEO's annual report to the Committee of the executive officer's performance.

      The individual and aggregate amounts of incentive compensation awards for the fiscal year, as approved by the Compensation Committee, are limited to 200% of the targeted awards.

      Recognizing that extraordinary positive or negative non-operating events can and do occur, the Committee may elect to make adjustments to the incentive compensation calculations to reflect the impact of those events. During fiscal 2009, adjustments to net income of $1.9 million were made for non-recurring pension curtailment and transition costs, management reorganization costs and due diligence costs to support strategic expansion. In addition, adjustments of approximately $5 million were made to free cash flow for the after-tax impact to fund the Company's frozen defined benefit pension plan. Landauer's adjusted net income was 103% of target and adjusted free cash flow was 118% of target, resulting in a weighted average performance of approximately 106% of target. This performance resulted in non-equity incentive compensation payouts at 163% of target. The NEOs averaged 86% PMO achievement resulting in an actual average payout of 154% of target.

      As part of the Proxy Statement for the 2008 Annual Meeting, stockholders approved the Landauer, Inc. Incentive Compensation Plan, or "the Plan". The Plan is an omnibus incentive compensation plan intended to provide the Compensation Committee increased flexibility in the design of the annual non-equity compensation plan. The Plan provides the ability to change the drivers to other financial measures such as operating income, revenue growth, earnings per share, or other measures that the Committee may determine to be more closely aligned with the interests of Landauer's stockholders. The Plan provides a broad definition of performance drivers, based on discussions and review by the Compensation Committee. The fiscal 2010 incentive compensation targets will be based upon achievement of revenue and net income goals.

      LONG-TERM EQUITY INCENTIVES: Long-term incentive awards for the CEO, CFO and other NEOs are granted in order to promote the achievement of Landauer's long-term strategic goals. Each year, the Compensation Committee reviews and makes recommendations to the Board as to the long-term incentive awards for each of the NEOs. In determining the total value of the long-term incentive opportunity for each executive, the Compensation Committee reviews the benchmarking data presented by its independent compensation consultant on a position-by-position basis and attempts to provide a benefit at a competitive level.

      Long-term incentives are provided to Landauer's executives under the stockholder approved Landauer, Inc. Incentive Compensation Plan. The Plan permits grants of stock options, stock appreciation rights, restricted shares, restricted share units and performance shares and units. The Plan is intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code as performance-based pay, resulting in paid awards being fully deductible by the Company for federal tax purposes.

      Current restricted shares are subject to risk of forfeiture and vest in accordance with performance and time restrictions. Each grant is allocated between performance based and time based vesting. For performance shares of restricted stock that will vest at the end of the restriction period, vesting is based upon the achievement of one or more performance goals. Up to 100% of the performance shares may be forfeited if the performance goals are not achieved. In addition, for certain financial targets, over-performance shares can be earned for achievement of over-performance goals.

      The Compensation Committee believes that providing long-term incentive awards in the form of equity awards best achieves the long-term compensation objectives of the organization and links the NEOs' interests with the interests of Landauer's stockholders.

      In March 2007, the Compensation Committee determined that the NEOs' total long-term incentive opportunity would be 100% in restricted shares. One-third of the shares granted were targeted to vest upon the achievement of certain performance milestones, tied to achievement of strategic objectives, as determined by the Compensation Committee of the Board of Directors. These milestones corresponded to the Board approved plan to support continued profitability and growth by investing in two areas:

  . Accelerating a program to re-engineer business processes and replace the Company's information technology systems that support customer relationship management and the order-to-cash cycle ("Project Comet"), and

  . Expanding its investment in sales and marketing resources to reach targeted markets for growth ("Small Market").


      The performance milestones were time based and budget based as follows:

                    PROJECT COMET               SMALL MARKET
                    -------------               ------------

Weighting of        75%                         25%
Performance-
Based Grant

Time Measure        Operational by              Operational by
                    03/31/08                    09/30/07

Cost Measure        Within +/- 10% of           Within 10% of budgeted
                    original budget of          net start-up investment
                    $9,875,000                  of $511,000

Quality Measure     Planned applications        Achieving within +/- of
                    are implemented and         budgeted revenue
                    system operates at
                    expected levels

      The performance measures were established to align with the project budgets and achievement of the project objectives. During fiscal 2008, the Compensation Committee determined that management did not achieve the performance milestones as defined above. Accordingly, one-third of the shares granted in fiscal 2007 were forfeited.

      Of the remaining shares granted in fiscal 2007, one-third of the shares subject to the Award vested on September 30, 2008, and the remaining one-third of the shares subject to the award vested on September 30, 2009.

      The Compensation Committee has determined that equity grants will be allocated 70% to performance based vesting and 30% to time based vesting. This balance between performance based and time based shares is in alignment with the development of Landauer's long-term growth strategy, motivates management for the appropriate balance between short-term and long-term decision making and aligns management's long-term compensation closely with the interest of Landauer's stockholders. Dividend and other distributions will be accrued for the shares subject to performance based vesting and will be paid when the performance goals have been achieved and the restriction on the shares is released by the Board. Dividends on time based grants are eligible for dividends at the same rate paid to the stockholders.

      In November 2007, the Compensation Committee provided grants, aligned with this approach, with the following performance goals:

                     WEIGHTING OF
                      PERFORMANCE                            OVER
                      BASED GRANT          TARGET         PERFORMANCE
                     -------------         ------         -----------
Revenue Growth            40%                5%               7%
Net Income Growth         20%                8%               10%
System Initiative         20%       Planned cost savings      n/a
Customer Service          20%       Targeted improvement      n/a

      Achievement against these milestones was measured on September 30, 2009 based upon the cumulative average growth of financial results over the past two fiscal years, subject to the extraordinary net income adjustments discussed above. In November 2009, the Compensation Committee determined Landauer achieved the following performance against the performance goals outlined above:

                                             OVER           ACTUAL
                            TARGET        PERFORMANCE       RESULTS
                            ------        -----------      --------
Revenue Growth                5%              7%             5.9%
Net Income Growth             8%              10%            9.5%
System Initiative    Planned cost savings     n/a       0% achievement
Customer Service     Targeted improvement     n/a       75% achievement

      Based upon the level of performance achieved, 75% of the performance shares were vested and 54% of the overachievement award was granted. The time vested portion of 30% of the November 2007 grant vested on September 30, 2009. As discussed above, the targeted and over performance awards for each executive are determined by the Compensation Committee based upon reviews of benchmarking data presented by its independent compensation consultant on a position-by-position basis and attempts to provide competitive long-term incentive opportunities.

      In February 2009, the Compensation Committee provided equity grants allocated 70% to performance based vesting and 30% to time based vesting, with the following performance goals:

                     WEIGHTING OF
                      PERFORMANCE                            OVER
                      BASED GRANT          TARGET         PERFORMANCE
                     -------------         ------         -----------
Cumulative
  Revenue Growth          40%                5%               7%

Cumulative
  Net Income Growth       60%                8%               10%

      The value of this award to each executive was determined based on the benchmarking data presented by the Company's independent compensation consultant on a position-by-position basis. The performance period of these awards is October 1, 2008 through September 30, 2011. Targets for the performance period are compounded average growth rates. Achievement of target goals earns the targeted long-term incentive opportunity. Achievement of overachievement goals results in the granting of overachievement shares, with pro-rata shares granted through interpolation between target and overachievement levels. The timed based grant is subject to cliff vesting on September 30, 2011, aligned with the retention objective of the plan.

      During fiscal 2009, the Board approved an additional level of performance goals and related long-term equity incentive award opportunity for the CEO, CFO and Senior Vice President, Marketing and Technology. The objective of the additional level of performance and long-term incentive is to accelerate the long-term sustainable growth of Landauer, while providing the Company's stockholders with an appropriate return on current cost of capital. In setting the performance goals, the Compensation Committee consulted with its independent compensation consultant and analyzed performance data for top-quartile companies in the S&P 600. The performance goals were established with the objective of aligning Landauer's performance with the performance of these top-quartile companies. The program is an extension of the existing long-term equity incentive award program and the shares will be granted and targets will be established in conjunction with the annual equity grants. The grant will enable participants to earn up to 300% of their annual long-term incentive grant for achievement of the following performance: 3 year revenue cumulative average growth rate (CAGR) of 25%, 3 year operating income CAGR of 20% and return on equity (ROE) target for fiscal year 2012 of 22%.
There is no interpolation for performance between the overachievement goals and the 3-year revenue growth, 3-year operating income, and 2012 ROE goals.

The 300% incentive award is paid only for performance at, or above, these goals. Achievement of these objectives will be evaluated on September 30, 2012. The maximum award of 300% represents the combination of the Company's existing long-term equity incentive opportunity and the aforementioned additional incentive opportunity afforded to the Company's CEO, CFO and Senior Vice President, Marketing and Technology.

      In April 2009, the Board approved a restricted stock grant of 8,656 shares of the Company's stock to the Company's CFO. This restricted stock was granted under the stockholder-approved Incentive Compensation Plan. The value of these retention shares was determined based on consultation with and benchmarking data presented by the Company's independent compensation consultant. One-third of these shares will vest on April 15, 2011 and the remaining two-thirds will vest on April 15, 2013, provided at the time of each vesting Mr. Singer is an employee of the Company. The Committee believes that this vesting schedule is consistent with the grant's purpose of supporting the Company's executive retention strategy, as well as aligned with the Company's focus on long-term stockholder value creation. Dividends will be paid out as scheduled, consistent with other Landauer grants of time-based restricted stock.

      The Board has generally followed a practice of making all equity grants to executive officers on a single date each year. Prior to the relevant Board meeting, the Compensation Committee has reviewed an overall stock award pool for all participating employees (approximately 15 in fiscal 2009) and proposed individual grants to executives. Based on the recommendations from the Compensation Committee, the Board reviews and approves the overall pool and the individual equity grants to executives.

      While most of the Company's equity awards to NEOs have been made historically pursuant to its annual grant program, the Compensation Committee and Board retain the discretion to make additional awards to executives at other times for recruiting or retention purposes. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

      All equity awards are made pursuant to the Plan. Awards of equity to employees below the executive level are made by the Company's CEO, pursuant to authority delegated by the Board and subject to the Board-approved allocation.

      Landauer's CEO, CFO and other NEOs are subject to a stock ownership goal of two times the executive's current annual base salary. All other executives are subject to stock ownership goals of one times the executive's current annual base salary. The Compensation Committee has established stock ownership goals for the Company's NEOs as the Committee believes that substantial ownership of the Company's stock will further align the NEOs' interests with the interests of Landauer's stockholders. Stock counted towards the ownership goal includes Landauer shares owned outright or beneficially owned (i.e., held directly or indirectly with spouse or minority aged dependent children) and grants of time- and/or performance-based vested restricted shares. Unexercised stock options are not counted in the calculation of an executive's ownership goal achievement.

      NEOs are not permitted, subject to approved exceptions, to sell shares of Landauer stock before meeting their applicable ownership goals. Upon reaching the applicable ownership goal, the expectation is that the targeted ownership will be maintained by the executive. Exceptions may be approved in situations involving financial hardship or limited estate planning transactions. Requests for exceptions will be submitted to the Company's CFO for review by the CEO on a case-by-case basis. Any exceptions approved by the CEO will be reported to the Compensation Committee.

      RETIREMENT PLANS: The NEOs participate in the full range of benefits and are covered by the same plans (with exceptions noted) on the same terms as provided to all of Landauer's U.S. salaried employees. The plans are designed to provide an appropriate level of replacement income upon retirement.

      During 2009, the Company redesigned its retirement benefit plans for U.S. salaried employees to reflect a change in philosophy from a defined benefit structure to a defined contribution structure. The Company anticipates that the redesign of its retirement plans will result in future cost savings while offering market based retirement benefits to its employees.

    As part of this redesign, the Landauer, Inc. Retirement Plan, the Landauer, Inc. Supplemental Executive Retirement Plan for Managers and the Supplemental Key Executive Retirement Plan of Landauer were amended to, among other changes, cease all benefit accruals under such plans. The Company also adopted a new supplemental defined contribution plan for certain executives, which allows participating executives to make voluntary deferrals and provides for employer contributions at the discretion of the Company. The Company and Mr. Saxelby also amended Mr. Saxelby's Employment Agreement to reflect the change in retirement philosophy by replacing the supplemental pension provisions of Mr. Saxelby's Employment Agreement with a supplemental defined contribution credit under the new supplemental defined contribution plan for certain executives.

    Further discussion of the Company's retirement plans can be found under the heading "Fiscal 2009 Changes to Retirement Plans" and "Deferred Compensation Plan" on pages 27 and 28, respectively, of this Proxy Statement.

      POST-TERMINATION COMPENSATION: The Company has entered into severance agreements with certain of its NEOs. NEOs that do not have individual severance agreements with the Company are covered, at a minimum, by its Severance Plan applicable to all employees. These severance agreements and the Severance Plan provide for payments and other benefits if the NEO's employment terminates for a qualifying event or circumstance, such as being terminated without "Cause" or leaving employment for "Good Reason," as these terms are defined in the applicable severance agreement and the Severance Plan. In addition, certain of Landauer's executives participate in the Executive Special Severance Plan which provides for payments and other benefits in the case of a change in control, as defined under the plan. Further information regarding these individual severance agreements and the Executive Special Severance Plan, including definitions of key terms and a quantification of benefits that would have been received by the Company's NEOs had termination occurred on September 30, 2009, is found under the heading "Severance Agreements" on page 29 of this Proxy Statement.

      The Compensation Committee believes that these severance arrangements are an important part of overall compensation for Landauer's NEOs. The Compensation Committee believes that these arrangements will help to secure the continued employment and dedication of the Company's NEOs prior to or following a change in control, notwithstanding any concern that they might have regarding their own continued employment. The Compensation Committee also believes that these arrangements are important as a recruitment tool and, to a lesser extent, retention device, as many of the companies with which Landauer competes for executive talent have similar arrangements in place for their senior employees. The Compensation Committee believes that these benefits are simple to understand, transparent and fair to Landauer's stockholders and each NEO.



                        COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.


MEMBERS OF THE COMPENSATION COMMITTEE:

      William G. Dempsey, Chairman
      Michael T. Leatherman
      Thomas M. White

                                            SUMMARY COMPENSATION TABLE
                                     For Fiscal Year Ending September 30, 2009

                                                                                 Change in
                                                                                  Pension
                                                                                   Value
                                                                       Non-      and Non-
                                                                      Equity     qualified
                                                                     Incentive   Deferred     All
                                                                       Plan       Compen-    Other
                                                  Stock     Option    Compen-     sation     Compen-
                                          Bonus   Awards    Awards    sation     Earnings    sation
Name and                        Salary     (1)     (2)        (2)       (3)        (4,5)     (6,7,8)    Total
Principal Position        Year   ($)       ($)     ($)        ($)       ($)         ($)        ($)       ($)
------------------        ---- --------  -------  -------   -------  ---------   ---------   -------  ---------

William E. Saxelby
  President and
    Chief Executive
    Officer. . . . . . .  2009  534,449       -   607,577        -     408,745      79,457    29,213  1,659,441
                          2008  491,400       -   351,816        -     448,070      55,135     1,150  1,347,571
                          2007  437,122       -   157,889        -     284,514      66,447     1,460    947,432

Jonathon M. Singer
  Senior Vice President
    and Chief Financial
    Officer. . . . . . .  2009  282,655       -   382,979        -     180,595      24,220    19,300    889,749
                          2008  259,238       -   220,024        -     201,011       4,953     1,150    686,376
                          2007  236,716   75,000  142,320        -     133,159       8,587     1,150    596,932

Richard E. Bailey
  Senior Vice President
    - Operations . . . .  2009  194,077       -   125,095        -     128,589      19,968    13,512    481,241
                          2008  172,157       -    85,163        -     158,869      14,547     1,219    431,955
                          2007  164,041   50,000   48,197        -      88,820      18,392     1,212    370,662

R. Craig Yoder
  Senior Vice President
    Marketing and
    Technology . . . . .  2009  245,506       -   138,647        -     159,328     758,385    15,674  1,317,540
                          2008  234,441       -    88,216        -     182,566          -      1,150    506,373
                          2007  224,887       -    53,029     1,033    119,050      33,963     1,150    433,112







                                                        21





(1)   Bonuses included in this column represent sign-on or discretionary bonuses.

(2)   The dollar value of restricted stock and stock options set forth in these columns is equal to the compensation cost recognized during each fiscal year for financial statement purposes in accordance with
      SFAS 123R.  A discussion of the assumptions used in the valuation of equity awards is set forth in Note 1 of the Notes to Consolidated Financial Statements of Landauer's 2009 Annual Report on Form 10-K.  One-third of equity awards granted on March 13, 2007 were subject to the achievement of certain performance milestones that were not met.  The numbers of shares forfeited on this award during fiscal 2008 were as follows: Mr.
      Saxelby (1,818), Mr. Singer (1,527), Mr. Bailey (727) and Dr. Yoder (691).  The forfeiture of these awards resulted in a decrease of stock-based compensation expense for fiscal 2008.

(3)   Amounts set forth in this column were earned during fiscal 2009 and 2008 under the Landauer, Inc. Incentive
      Compensation Plan and during fiscal 2007 under the 2000 Incentive Compensation Plan for Executive Officers.
      The amounts were each paid in November of the following fiscal year.

(4)   Amounts solely represent the increase in the actuarial present value of the named executive officer's accumulated benefit under the Company's defined benefit plans.  Mr. Saxelby had negative changes of $136,411 in the actuarial present value of his Supplemental Key Executive Retirement Plan for fiscal 2009.  Dr. Yoder had negative changes of $375,615, $51,171 and $9,278 in the actuarial present value of his Supplemental Key
      Executive Retirement Plan for fiscal 2009, 2008 and 2007, respectively, and $24,849 in his Retirement Plan for fiscal 2008 that are not included in the above disclosure.

(5)   The significant increase in the actuarial present value of Dr. Yoder's pension value was driven by the fiscal 2009 changes to the Company's retirement plans.  The changes included, for certain employees, a supplemental accrued benefit under the Landauer, Inc. Retirement Plan to provide for future benefit accruals which would be foregone with the freezing of both the SERP and the Retirement Plan.  The change automatically reduced the SERP benefits by the amount of the supplemental accrued benefit.  The net effect of this change was to transfer all or a portion of the affected participants' SERP benefits to the
      Retirement Plan as well as increase the overall Retirement Plan benefit by the supplemental amount.

(6)   Included in this column are Company matching contributions to its 401(k) Plan as follows: Mr. Saxelby
      ($3,433), Mr. Singer ($5,506), Mr. Bailey ($3,909) and Dr. Yoder ($3,832).

(7)   Included in this column are Company profit sharing contributions to its 401(k) Plan earned during fiscal
      2009, which the Company will credit to the executives during fiscal 2010 as follows:  Mr. Saxelby ($5,427),
      Mr. Singer ($2,904), Mr. Bailey ($2,022) and Dr. Yoder ($2,493).

(8)   Included in this column are Company deferred compensation contributions under its NQ Excess Plan earned during fiscal 2009, which the Company will credit to the executives during fiscal 2010 as follows:  Mr.
      Saxelby ($20,353), Mr. Singer ($10,890), Mr. Bailey ($7,581) and Dr. Yoder ($9,349).









                                                        22

                                            GRANTS OF PLAN-BASED AWARDS
                                     For Fiscal Year Ending September 30, 2009
<caption>                                                                                               Grant
                                                                                           All Other    Date
                                                                                             Stock      Fair
                                  Estimated Future Payouts     Estimated Future Payouts     Awards:   Value of
                                 Under Non-Equity Incentive     Under Equity Incentive      Number      Stock
                                        Plan Awards (1)            Plan Awards (2)         of Shares     and
                                ---------------------------  ---------------------------   of Stock    Option
                                 Thres-                       Thres-                       or Units    Awards
                                 hold      Target  Maximum    hold      Target  Maximum      (3,4)       (5)
Name                Grant Date    ($)       ($)      ($)       (#)       (#)      (#)         (#)        ($)
------------------  ----------  --------  -------- --------  --------  -------- --------   ---------  --------

William E.
  Saxelby                    -        -    271,360  542,720
                    02/06/2009                                     -      5,868   17,491              1,089,339
                    02/06/2009                                                                 2,515    156,634

Jonathon M.
  Singer                     -        -    116,161  232,323
                    02/06/2009                                     -      3,205    4,781                297,761
                    02/06/2009                                                                 1,373     85,510
                    04/15/2009                                                                 8,656    450,025

Richard E.
  Bailey                     -        -     82,710  165,420
                    02/06/2009                                     -      1,180    2,866                178,494
                    02/06/2009                                                                   506     31,514

R. Craig
  Yoder                      -        -     99,722  199,444
                    02/06/2009                                     -      1,235    3,047                189,767
                    02/06/2009                                                                   530     33,008















                                                        23





(1)   Amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during fiscal 2009 based upon the achievement of performance goals under the
      Landauer, Inc. Incentive Compensation Plan.  The amounts earned in fiscal 2009 by Landauer's named executives have been determined and were paid in November 2009.  The amounts paid are included in the
      "Non-Equity Incentive Plan Compensation" column of the 2009 Summary Compensation Table.

(2)   Equity awards granted on February 6, 2009 are restricted stock awards with performance-based restrictions that vest on September 30, 2011 upon the achievement of certain performance milestones (as described on page  17 herein).  The target amounts of these awards were granted under the Landauer, Inc. Incentive
      Compensation Plan.

(3)   Equity awards granted on February 6, 2009 are restricted stock awards with time-based restrictions.  These awards were granted under the Company's Incentive Compensation Plan and vest on September 30, 2011.

(4)   Equity awards granted on April 15, 2009 are restricted stock awards with time-based restrictions.  One-third of the shares vests on April 15, 2011. Two-thirds of the shares vest on April 15, 2013.  These awards were granted under the Company's Incentive Compensation Plan.

(5)   The values are equal to the aggregate grant date fair value of restricted stock computed in accordance with
      SFAS 123R.  The values of equity incentive plan awards were determined assuming the maximum payouts.  A discussion of the calculation of the grant date fair value is set forth in Note 1 of the Notes to
      Consolidated Financial Statements of Landauer's 2009 Annual Report on Form 10-K.



























                                                        24

                                   OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
                                     For Fiscal Year Ending September 30, 2009
                                    Option Awards                              Stock Awards
                        -----------------------------------   --------------------------------------------------
                                                                                                      Equity
                                                                                       Equity        Incentive
                                                                                      Incentive    Plan Awards:
                                                                                        Plan         Market or
                                                                                       Awards:        Payout
                                                                            Market    Number of      Value of
                       Number of                                           Value of   Unearned       Unearned
                       Securities                           Number of     Shares or    Shares,        Shares
                       Underlying                           Shares or      Units of     Units        Units or
                      Unexercised                           Units of      Stock That  or Other     Other Rights
                      Options (#)    Option       Option    Stock That     Have Not  Rights That     That Have
                       Exercis-      Exercise     Expira-   Have Not       Vested     Have Not      Not Vested
Name                    able (1)     Price ($)   tion Date  Vested (#)     (2) ($)   Vested (#)       (2) ($)
-------------------   -----------  -----------   ---------- -----------  ----------- -----------   ------------
William E. Saxelby         50,000        48.68   09/28/2015   2,515 (3)      138,275    5,868 (6)        322,623

Jonathon M. Singer              -            -            -     500 (4)       27,490    3,205 (6)        176,211
                                                              1,373 (3)       75,488
                                                              8,656 (5)      475,907

Richard E. Bailey               -            -            -     506 (3)       27,820    1,180 (6)         64,876

R. Craig Yoder              8,000        34.50   11/05/2012     530 (3)       29,139    1,235 (6)         67,900
                           16,000        39.62   11/13/2013
                           16,000        46.80   12/03/2014

(1)   All options were fully vested prior to fiscal 2009.

(2)   Amounts set forth in these columns equal the number of shares of restricted stock indicated multiplied by the closing price of Landauer's common stock ($54.98) on September 30, 2009.

(3)   Vests on September 30, 2011.

(4)   Vests on October 17, 2009.

(5)   One-third vests on April 15, 2011.  Two-thirds vest on April 15, 2013.

(6)   Vests on September 30, 2011 based upon achievement of certain performance goals.  For restricted stock with performance conditions, the amounts assume the organization will achieve the performance criteria at targeted levels and the granted shares of restricted stock will vest based upon the achievement of the
      performance goals as described on page 17 of this Proxy Statement.   The amounts disclosed in this table are
      not necessarily indicative of the amounts that may be realized by Landauer's named executives.

                                                        25

                      OPTION EXERCISES AND STOCK VESTED
                  For Fiscal Year Ending September 30, 2009

                                                       Stock Awards
                                               -------------------------
                                                Number of
                                                 Shares         Value
                                                Acquired     Realized on
                                               on Vesting    Vesting (1)
Name                                               (#)           ($)
------------------                             -----------   -----------
William E. Saxelby                                  16,456       899,979
Jonathon M. Singer                                   7,160       393,305
Richard E. Bailey                                    3,455       192,216
R. Craig Yoder                                       4,391       240,009

(1) The value realized on the vesting of restricted stock awards is based on the average of the Company's high and low market price of its common stock on the date of vesting.


                              PENSION BENEFITS
                  For Fiscal Year Ending September 30, 2009

                                                               Present
                                                  Number      Value of
                                                 of Years    Accumulated
                                                 Credited      Benefit
                                                  Service       (1,2)
Name              Plan Name                         (#)          ($)
-------------     -------------------------     ----------   -----------
William E.
  Saxelby         Supplemental Key
                    Executive Retirement
                    Plan of Landauer, Inc.              4               -

                  Landauer, Inc.
                    Retirement Plan                     4         112,590

Jonathon M.
  Singer          Landauer, Inc.
                    Retirement Plan                     3          37,759

Richard E.
  Bailey          Landauer, Inc.
                    Retirement Plan                     3          71,064

R. Craig
  Yoder           Supplemental Key
                    Executive Retirement
                    Plan of Landauer, Inc.             26          29,864

                  Landauer, Inc.
                    Retirement Plan                    26       1,157,824

(1) Information on the valuation method and material assumptions applied in calculating the present value of accumulated benefit is set forth in Note 11 of the Notes to Consolidated Financial Statements of Landauer's 2009 Annual Report on Form 10-K.

(2) The Landauer, Inc. Retirement Plan was amended effective March 31, 2009, to, among other things, provide a supplemental accrued retirement benefit for certain participants who had an accrued benefit under the SERP. This change automatically reduced the SERP benefits of affected participants in the SERP by the amount of the supplemental accrued benefit provided under the Landauer, Inc. Retirement Plan. The net effect of this change was to transfer all or a portion of the affected participants' SERP benefits to the Landauer, Inc. Retirement Plan.

FISCAL 2009 CHANGES TO RETIREMENT PLANS

      Prior to the fiscal 2009 changes described below, the Company provided a qualified defined benefit pension plan for all employees to provide a basic replacement income benefit upon retirement. For key executives, the basic benefit was supplemented with a supplemental key executive retirement plan to address U.S. tax law limitations placed on the benefits under the qualified pension plan.

      Benefits under the Company's qualified defined benefit pension plan are based upon the average of the annual rates of compensation in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service.

      The Employee Retirement Income Security Act of 1974 places limitations on benefits that may be paid under qualified retirement plans like the Company's qualified defined benefit plan. For that reason, Mr. Saxelby and Dr. Yoder also participate in the Supplemental Key Executive Retirement Plan of Landauer, Inc. (the "SERP"), under which, prior to the amendments described below, a participant was entitled to such payments during his life after retirement at age 65, when added to his benefits under other Company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average compensation (including incentive compensation) or final year compensation (including five-year average incentive compensation), whichever is greater.

Such benefits continued to be paid, at 50% of the full benefit, to a participant's spouse after the participant's death. In addition, prior to the amendment described below, Mr. Saxelby's employment agreement provided that his SERP benefit would accrue at a rate such that after the first five years of employment (or in the event of his earlier termination by Landauer without cause or following a change in control) he would be credited with 20 years of service, subject to certain limitations.

      On February 5, 2009, Landauer, Inc.'s Board of Directors approved certain changes to the Company's U.S. retirement benefit plans effective March 31, 2009. The objective of the changes is to transition from a defined benefit philosophy for retirement benefits to a defined contribution approach. The Company anticipates that the redesign of its retirement plans will result in future cost savings while offering market based retirement benefits to its employees.

      To effectuate these changes, the Landauer, Inc. Retirement Plan was amended effective March 31, 2009, to (a) provide a supplemental accrued retirement benefit for certain participants who (i) had attained specified age and/or service requirements or (ii) had an accrued benefit under the SERP, and (b) cease all benefit accruals thereunder (i.e., to cause it to be a "frozen plan"). The change described in (a) automatically reduced the SERP benefits of affected participants in the SERP by the amount of the supplemental accrued benefit provided under the Landauer, Inc. Retirement Plan. The net effect of this change was to transfer all or a portion of the affected participants' SERP benefits to the Landauer, Inc. Retirement Plan. The SERP was also amended effective March 31, 2009 to cease all benefit accruals thereunder.

      The Landauer, Inc. 401(k) Retirement Savings Plan was amended effective April 1, 2009 to enhance the Company's matching contribution, along with certain other changes.

      Effective April 1, 2009, the Company also established a nonqualified deferred compensation plan (the "NQ Excess Plan") pursuant to which certain employees, including the Company's executive officers, will be entitled to make voluntary deferrals and receive employer contributions determined at the discretion of the Company.

      On May 1, 2009, Mr. Saxelby and the Company amended the Employment Agreement originally entered into by the Company and Mr. Saxelby as of September 28, 2005. The Employment Agreement provided that if Mr. Saxelby were employed by the Company on September 28, 2010 (or if his employment were to terminate prior to that date under certain circumstances described in the Employment Agreement), he would be entitled to receive a supplemental pension under the SERP, calculated as if he had completed 20 years of service with the Company (the "Supplemental SERP Benefit").

      To address the fact that the SERP was frozen effective March 31, 2009, the amendment to Mr. Saxelby's Employment Agreement (the "Amendment") provides that the Supplemental SERP Benefit will be provided under the NQ Excess Plan instead of under the SERP. To effectuate this, the Amendment provides that on September 28, 2010 (or such earlier date on which his employment terminates under the circumstances referenced above under which Mr. Saxelby would have been eligible for the Supplemental SERP Benefit), the Company shall credit approximately $1.3 million to Mr. Saxelby's account in the NQ Excess Plan. This amount reflects the expected then present value of the Supplemental SERP Benefit. Distribution of the Supplemental SERP Benefit shall be made in the form of a life annuity, subject to terms outlined in the Amendment to the Employment Agreement.
The Amendment also provides that Mr. Saxelby's benefit under the SERP shall be cancelled as of the date the Company credits the amount described above to Mr. Saxelby's account in the NQ Excess Plan.



                     NONQUALIFIED DEFERRED COMPENSATION
                  For Fiscal Year Ending September 30, 2009

                                          Registrant        Aggregate
                                         Contributions       Balance
                                          In Last FY         at Last
                                              (1)              FYE
Name                                          ($)              ($)
--------------------                     -------------      ---------

William E. Saxelby                               20,352         20,352

Jonathon M. Singer                               10,890         10,890

Richard E. Bailey                                 7,581          7,581

R. Craig Yoder                                    9,349          9,349

(1) The amounts in this column represent the contributions earned during fiscal 2009, which the Company will credit to the executives during fiscal 2010.


DEFERRED COMPENSATION PLAN

      Landauer established the NQ Excess Plan effective April 1, 2009. Under the NQ Excess Plan, certain employees, including the Company's executive officers, will be entitled to (a) receive Company contributions based on a percentage of base pay, and (b) elect to defer up to 60% of base pay and up to 100% of commissions and bonuses, subject to the authority of the committee that administers the plan (the "Plan Committee") to specify a different maximum percentage of compensation that may be deferred. Bonuses include performance-based compensation contingent upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve months and fiscal year compensation services performed during a period of one or more consecutive fiscal years of the Company and payable after the period of service has concluded. Employees' account balances under the NQ Excess Plan are adjusted to track the investment returns of mutual funds selected by the employees from a menu of mutual funds selected by the Plan Committee. Employees may change their investment elections as frequently as permitted by the Plan Committee.

      Except as provided in the provisions applicable to Mr. Saxelby described below, (1) amounts attributable to Company contributions and voluntary deferrals that are payable under the NQ Excess Plan as a result of death, disability or separation prior to retirement (defined as separation after the earlier of (i) age 55 and the completion of at least 10 years of service or (ii) age 65) are distributed in the form of a lump sum payment, (2) amounts attributable to Company contributions that are payable as a result of retirement are distributed in 5 annual installments and (3) amounts attributable to voluntary deferrals that are payable as a result of retirement are distributed in either a lump sum payment or in annual installments over a period of 2 to 5 years, as elected by the
employee.   Amounts attributable to voluntary deferrals may also be
distributed prior to separation in either a lump sum payment or in annual installments over a period of 2 to 5 years commencing on a date specified by the employee which is at least 2 years after the beginning of the applicable deferral period.

      As described above under "Fiscal 2009 Changes to Retirement Plans", the May 1, 2009 Amendment to Mr. Saxelby's Employment Agreement provides that on September 28, 2010 (or such earlier date on which his employment terminates under certain circumstances described in the Employment Agreement under which Mr. Saxelby would have been eligible for the Supplemental SERP Benefit), the Company shall credit approximately $1.3 million to Mr. Saxelby's account in the NQ Excess Plan. This amount reflects the expected then present value of the Supplemental SERP Benefit. Distribution of the this amount shall be made in the form of a life annuity, subject to Mr. Saxelby's right to elect to be paid this amount in a lump sum.


SEVERANCE AGREEMENTS

       Landauer has entered into employment agreements with certain of its executives. Generally these agreements provide that in the event of termination of employment under certain circumstances by Landauer other than for cause, death, disability or voluntary termination, as defined, the executive will be entitled to continuation of base salary, prorated or average bonuses and certain other benefits. In the cases of termination without cause and termination for good reason, the terms of Mr. Saxelby's agreement provide for a lump-sum cash payment equal to two times the sum of his base salary and the average of his annual incentive bonus earned for the last three fiscal years. Mr. Singer's agreement provides a severance payout amount upon termination for any reason, other than for cause, equal to nine months base salary plus prorated target bonus for the fiscal year in which termination occurs. Per the terms of Dr. Yoder's agreement, in the cases of termination without cause and termination for good reason, Landauer would continue to pay his base salary, bonus based on the average of the prior three fiscal years bonuses as percentages of his base salary during those prior three fiscal years, and all other benefits for a period of twenty-four months following such termination, however, these amounts may be offset, to a defined limit, by any compensation earned from employment with a new employer during such severance period. If employment had been terminated as of September 30, 2009, the lump sum cash payments payable to Mr. Saxelby, Mr. Singer and Dr. Yoder under these agreements would have had an estimated value of approximately $1,881,500, $334,000, and $771,200, respectively. They are also entitled to receive other benefits, such as vested pension, vested stock or options, and continuation of health and life benefits, which are available to all employees in those situations.

    The Company maintains the Landauer, Inc. Executive Special Severance Plan as amended and restated on November 12, 2009 (the "Severance Plan") in which certain of Landauer's executives, including Mr. Saxelby, Mr. Singer, Mr. Bailey and Dr. Yoder, participate. Under the Severance Plan, in the event of a change in control if, (i) the executive's employment is terminated involuntarily without cause or is terminated by the executive for good reason, as defined in the plan, within two years following a change in control, or (ii) the executive elects to terminate employment for any reason during the 30-day period immediately following the one-year anniversary of a change in control, the executive will receive a lump sum payment equal to three times, in the case of Mr. Saxelby, or two times, in the case of Mr. Singer, Mr. Bailey and Dr. Yoder, the sum of: (i) the highest annual rate of the executive's base salary during the 12-month period immediately prior to his termination and (ii) the greater of the executive's target annual bonus for the year of termination or a bonus calculated based on the average of the prior three fiscal years bonuses as percentages of the Employee's base salary during those prior three fiscal years. The terminated executive also will receive continued medical, dental and life insurance coverage for up to three years, in the case of Mr. Saxelby, or up to two years, in the case of Mr. Singer, Mr. Bailey and Dr. Yoder, as well as outplacement services. The Severance Plan requires the executive to enter into a noncompetition/nonsolicitation agreement and execute a general release of claims against Landauer and its affiliates to receive the severance payments and benefits described above.

      Additionally, the Severance Plan provides that, immediately upon a change in control, all of the executive's outstanding stock options and other equity awards become exercisable, or vested, in full, and any outstanding stock options will remain exercisable until the earlier of the first anniversary of the executive's termination of employment and the original expiration date of the option.

      For purposes of the Severance Plan, a "change in control" generally means (i) certain acquisitions of 30% or more of the then outstanding shares of Common Stock, (ii) a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of the Board of Directors, (iii) the consummation of a reorganization, merger or consolidation, or sale or disposition of all or substantially all of the assets of Landauer (unless, among other conditions, Landauer's stockholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a plan of complete liquidation or dissolution of Landauer.

      The Severance Plan also provides that if any payment made under the Severance Plan or otherwise to a covered executive would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Landauer will make an additional payment to the executive such that the executive receives a net amount equal to the amount he would have received if Section 4999 did not apply; provided, however, if the net after-tax benefit to the executive would not exceed by at least 10% the net after-tax proceeds without such additional payment and with a reduction of the benefits to an amount such that no excise tax is payable, Landauer will not make the additional payment and the executive's benefits will be reduced to such amount.

           PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL
                 Assuming termination on September 30, 2009

                            Option     Retire-    Continued
                           Exercises    ment     Perquisites
              Severance    and Stock    Plan         and
                 Pay        Vesting   Benefits    Benefits       Total
Name           (1) ($)      (2) ($)    (3) ($)     (4) ($)        ($)
------------  ----------  ----------  ----------  ----------  ----------
William E.
  Saxelby      2,822,254     775,898   1,344,036   1,305,596   6,247,784

Jonathon M.
  Singer         969,341     755,096      10,890      47,229   1,782,556

Richard E.
  Bailey         687,561      92,696       7,581      42,737     830,575

R. Craig
  Yoder          771,203     637,520       9,349      42,569   1,460,641

(1) Amounts represent lump-sum cash payments equal to three times base salary, in the case of Mr. Saxelby, or two times base salary, in the case of Mr. Singer, Mr. Bailey and Dr. Yoder, AND the greater of the target annual bonus for the year of termination OR a bonus calculated based on the average of the prior three fiscal years bonuses as percentages of the employee's base salary during those prior three fiscal years.

(2) Amounts equal the number of shares of restricted stock outstanding at September 30, 2009 multiplied by the closing price of our common stock ($54.98) on September 30, 2009, and the gain on options outstanding at September 30, 2009, assuming exercise at a price of $54.98, for Mr. Saxelby ($315,000) and Dr. Yoder ($540,480). For
      restricted stock with performance conditions, the amounts assume the performance criteria will be achieved at target levels at the time of a change in control.

(3) Amounts represent the contributions earned during fiscal 2009 under the NQ Excess Plan, which the Company will credit to the executives during fiscal 2010. Vesting of Company contributions accelerates upon a change in control and balances are paid upon termination. Additionally for Mr. Saxelby, in accordance with the terms of his employment agreement as amended May 1, 2009, the Company must credit $1,323,684 to his account in the NQ Excess Plan.

(4) Amounts include continued medical, dental and life insurance coverage for up to 3 years, in the case of Mr. Saxelby, and 2 years for all others, as well as outplacement services and, in the case of Mr. Saxelby, an excise tax gross up.


COMPENSATION OF DIRECTORS

      During fiscal 2009, each non-employee director was paid an annual retainer in the amount of $30,000. Additionally, the Board chair and each Committee chair were paid annual retainers in the amounts of $15,000 and $4,000, respectively. Each non-employee director was paid a fee in the amount of $1,000 per Board or Committee meeting attended. All fees are paid quarterly.

      Landauer maintains a long-term incentive plan, revised in 2008 and approved by stockholders, under which non-employee directors receive annual grants of restricted stock or restricted stock units. In February 2009, non-employee directors each were awarded grants of 1,365 restricted shares of Common Stock that vest in full on the third anniversary of the award or the date of the third succeeding annual meeting of stockholders, whichever is earlier. If the director ceases to be a member of the Board for any reason other than disability, retirement on or after age 70, or death, each

Share subject to the award that has not vested prior thereto shall be forfeited by the director. Non-employee directors who are appointed to the Board at other than the annual meeting date are granted a prorated award. For directors, Landauer has a share ownership target of stock valued at three times their annual retainer. Directors are not permitted, subject to approved exceptions, to sell shares of Landauer stock before meeting their applicable ownership goals. Upon reaching the applicable ownership goal, the expectation is that the targeted ownership will be maintained by the director.

      Landauer formerly maintained a directors' retirement plan that provides certain retirement benefits for non-employee directors. This plan was terminated in January 1997 and benefits accrued under the retirement plan are frozen. The only active director remaining in the plan during fiscal 2009 was Mr. Winfield, who received a distribution of his benefits upon retirement in February 2009. All remaining participants or their beneficiaries are currently receiving benefits.


                            DIRECTOR COMPENSATION
                  For Fiscal Year Ending September 30, 2009

                                        Fees
                                       Earned       Stock
                                       or Paid      Awards
                                       In Cash      (3,4,5)       Total
Name                                     ($)          ($)          ($)
--------------------------             -------      -------      -------

Robert J. Cronin                        81,250       46,328      127,578
William G. Dempsey                      63,500       30,379       93,879
Michael T. Leatherman                   76,000       34,080      110,080
David E. Meador                         48,000       34,080       82,080
Stephen C. Mitchell                     62,000       46,328      108,328
Thomas M. White                         68,000       46,328      114,328
Michael D. Winfield (1,2)               26,000      131,969      157,969

(1) Mr. Winfield retired in February 2009 due to his reaching the Board's mandatory retirement age of 70.

(2) Mr. Winfield had a negative change of $11,725 in the actuarial present value of his accumulated benefit under his Directors' Retirement Plan that is not included in the above disclosure.

(3) The dollar value of restricted stock set forth in this column is equal to the compensation cost recognized during fiscal 2009 for financial statement purposes in accordance with SFAS 123R. A discussion of the assumptions used in the valuation of equity awards is set forth in Note 1 of the Notes to Consolidated Financial Statements of Landauer's 2009 Annual Report on Form 10-K. All outstanding stock options were fully vested and expensed in accordance with SFAS 123R prior to fiscal 2009.

(4) In February 2009, each director was awarded a grant of 1,365 restricted shares of Common Stock. The aggregate grant date fair value computed in accordance with SFAS 123R for the shares of restricted stock that were granted each director was $85,012.

(5) The aggregate numbers of restricted stock and option awards outstanding, respectively, at September 30, 2009 were as follows: Mr. Cronin (2,765 and 4,500), Mr. Dempsey (1,896 and 0), Mr. Leatherman (1,936 and 0), Mr. Meador (1,936 and 0), Mr. Mitchell (2,765 and 0),
      and Mr. White (2,765 and 0). Mr. Winfield had no awards outstanding at September 30, 2009.

                    EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 30, 2009 regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans. All equity compensation plans have been approved by the Company's stockholders.

                              (a)            (b)             (c)
                        --------------  -------------  ---------------
                                                          Number of
                                                         securities
                                                          remaining
                                                          available
                                                         for future
                           Number of      Weighted-       issuance
                          securities       average      under equity
                         to be issued     exercise      compensation
                         upon exercise    price of          plans
                        of outstanding   outstanding     (excluding
                           options,       options,       securities
                           warrants       warrants      reflected in
Plan category             and rights     and rights    column (a)) (1)
-------------           --------------  -------------  ---------------
Equity compensation
  plans approved by
  security holders          138,612       $  45.06         419,870

Equity compensation
  plans not approved by
  security holders            --             --              --
                            -------       --------         -------

Total                       138,612       $  45.06         419,870

 (1) This amount represents shares of Common Stock available for issuance of stock-based awards under the Landauer, Inc. Incentive Compensation Plan. Any shares reserved for award and unused under the previous incentive plans were cancelled.



            CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

      As a matter of practice, the Board's Audit Committee is responsible for review, approval or ratification of related person transactions for which disclosure would be required under Item 404(a) of Regulation S-K. The Company has not recently had any such transactions. If a transaction should occur, management and the Audit Committee would assess the related facts and only allow for transactions that are in the best interest of the stockholders.

                           AUDIT COMMITTEE REPORT

      Landauer's Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2009. Additionally, the Committee has reviewed and discussed with management and the independent public accountants the Company's unaudited interim financial statements as of and for the end of each of the first three fiscal quarters for the year ended September 30, 2009. These discussions occurred prior to the issuance of news releases reporting such quarterly results and prior to the filing of the quarterly reports on Form 10-Q with the Securities and Exchange Commission.

      The Committee discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. In addition, the Committee considered whether the provision by the independent accounting firm of non-audit services is compatible with maintaining the independent accounting firm's independence from management and the Company.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2009.


MEMBERS OF THE AUDIT COMMITTEE:

      Thomas M. White, Chairman
      Michael T. Leatherman
      David E. Meador

                FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

      AUDIT FEES. PricewaterhouseCoopers LLP fees for fiscal 2009 were $452,000 for professional services rendered for the audit of the Company's annual financial statements and reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year. For fiscal 2008, the fees in this category were $506,000.

      AUDIT-RELATED FEES. PricewaterhouseCoopers LLP fees of $9,000 for fiscal 2009 were related to agreed upon procedures in Australia, the same as in fiscal 2008.

      TAX FEES. The Company incurred no fees for fiscal 2009 and 2008 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the Company and its subsidiaries.

      ALL OTHER FEES. PricewaterhouseCoopers LLP fees to the Company were $65,000 for fiscal 2009 for plan design review services related to the Company's pension and post-retirement plans and for due diligence services related to the Company's acquisition activities. Fees in this category for fiscal 2008 were approximately $41,000 with respect to services, primarily project management and project governance, related to the Company's IT systems initiative to re-engineer various business processes and replace components of its information technology systems that support customer relationship management and the order-to-cash cycle.

    All audit and non-audit services provided by the Company's principal accountants must be pre-approved by the Audit Committee. Accordingly, policies and procedures were established whereby the Committee approves performance of all audit and non-audit services in advance. Based in part on consideration of the non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2009 and 2008, the Committee determined that such non-audit services were compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Committee approved 100% of the services described above. The Company believes that none of the time expended on PricewaterhouseCoopers LLP's engagement to audit the Company's financial statements for fiscal 2009 and 2008 was attributable to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees.


                       RATIFICATION OF APPOINTMENT OF
                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The stockholders will be asked at the Annual Meeting to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010. PricewaterhouseCoopers LLP, One North Wacker, Chicago, Illinois, has served as independent public accountants for Landauer since fiscal 2002, and it will be recommended to the stockholders that they ratify such appointment again. The Audit Committee, comprised of Thomas M. White, Michael T. Leatherman and David E. Meador, has approved this appointment. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      If a quorum is present, in order to ratify the appointment of PricewaterhouseCoopers LLP as Landauer's independent registered public accounting firm for the fiscal year ending September 30, 2010, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it.

      THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF LANDAUER FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

                            STOCKHOLDER PROPOSALS

      Proposals to be presented by stockholders at the Annual Meeting scheduled for February 10, 2011 must be received by Landauer in order to be considered for inclusion in Landauer's proxy statement and form of proxy relating to that meeting not later than August 31, 2010. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission. In addition, under Landauer's bylaws, nominations for directorships and stockholder proposals to be acted on at the 2011 Annual Meeting only may be made pursuant to written notice received at Landauer's principal office on or after October 14, 2010 and on or before November 13, 2010.

      Landauer's bylaws provide that notice of a stockholder nomination for director must set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Such notice must also set forth, as to the stockholder making the nomination, (i) the name and record address of such stockholder, (ii) the class and number of shares of capital stock of the corporation that are beneficially owned by such stockholder, and (iii) certain other descriptions of any agreement or arrangement with respect to the nomination between the stockholder and beneficial owner, if any. If the chairman of the stockholder meeting determines that a stockholder nomination was not made in accordance with the procedure set forth in the bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Nominations for director and stockholder proposals should be directed to Jonathon M. Singer, Secretary, Landauer, Inc., 2 Science Road, Glenwood, Illinois 60425-1586.


                                MISCELLANEOUS

      Landauer's Proxy Statement and 2009 Annual Report on Form 10-K have been made available to stockholders on the Internet beginning on or around December 22, 2009.

      The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      In the event that a quorum is not present when the meeting is convened, it is intended that the proxies will be voted in favor of adjourning the meeting from time to time until a quorum is obtained.




                                    JONATHON M. SINGER
                                    Senior Vice President, Treasurer,
                                    Secretary and Chief Financial Officer


December 22, 2009

                                  APPENDIX
                                  --------



LANDAUER, INC.                VOTE BY INTERNET - www.proxyvote.com
2 SCIENCE ROAD                Use the Internet to transmit your voting
GLENWOOD, IL  60425-1586      instructions and for electronic delivery
                              of information up until 11:59 P.M. Eastern
                              Time, February 10, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                              ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

                              VOTE BY PHONE - 1-800-690-6903
                              Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, February 10, 2010. Have your proxy card in hand when you call and then follow the instructions.

                              VOTE BY MAIL
                              Mark, sign and date your proxy card and
                              return it in the postage-paid envelope we have provided or return it to Vote
                              Processing, c/o Broadridge, 51 Mercedes Way,
                              Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:


                                    KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------
                                    DETACH AND RETURN THIS PORTION ONLY



            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


LANDAUER, INC.

The Board of Directors recommends
that you vote FOR the following:


VOTE ON DIRECTORS                    FOR        WITHHOLD
                                     ALL           ALL

1.    Election of Directors         [   ]         [   ]

      NOMINEES:                     FOR ALL
                                    EXCEPT      To withhold authority to
      01)   Michael T. Leatherman               vote for any individual
      02)   David E. Meador         [   ]       nominee(s), mark "For All
                                                Except" and write the
                                                number(s) of the nominee(s)
                                                on the line below.

                                                ------------------------

VOTE ON PROPOSAL

The Board of Directors recommends
you vote FOR the following proposal:

2.    To ratify the appointment      FOR      AGAINST      ABSTAIN
      of PricewaterhouseCoopers
      LLP as the independent        [   ]      [   ]        [   ]
      registered public accounting
      firm of the Company for
      the fiscal year ending
      September 30, 2010.


NOTE: Such other business as may properly come before the meeting or any adjournment thereof.







NOTE: Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.


------------------------------            ------------------------------
|                     |      |            |                     |      |
------------------------------            ------------------------------
Signature               Date              Signature               Date
[PLEASE SIGN WITHIN BOX]                  (Joint Owners)

                                    PROXY

                               LANDAUER, INC.

                   SHARES OWNED THROUGH THE LANDAUER, INC.
                       401(k) RETIREMENT SAVINGS PLAN


If shares of Landauer, Inc. are issued to or held for the account of the undersigned under the Landauer, Inc. 401(k) Retirement Savings Plan, the undersigned hereby directs State Street Bank and Trust Company, Trustee, to vote, as directed on this card, the shares of Landauer, Inc. common stock which are allocated to the undersigned's account, at the Annual Meeting of Stockholders and at any adjournments thereof. In its discretion it is authorized to vote upon any other business that properly may come before the meeting. These instructions shall be held in the strictest confidence by the Trustee. If no direction is made, the Trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.


IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The proxy materials for the Landauer, Inc. Annual Meeting of Stockholders, including our Annual Report and Proxy Statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice of Internet Availability of proxy materials.



               IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
                   PROXY MATERIALS FOR THE ANNUAL MEETING:

              The Notice and Proxy Statement and Annual Report
                     are available at www.proxyvote.com.

------------------------------------------------------------------------

                                    PROXY

                               LANDAUER, INC.

                       ANNUAL MEETING OF STOCKHOLDERS
                         Thursday, February 11, 2010
                            2:00 P.M. Local Time
                    Sidley Austin LLP, Conference Center
                          One South Dearborn Street
                              Chicago, Illinois

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Robert J. Cronin and Jonathon M. Singer, and each of them, the attorneys and proxies of the undersigned, with power of substitution to vote all the shares of Landauer, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 11, 2010 at the office of Sidley Austin LLP, Conference Center, One South Dearborn Street, Chicago, Illinois at 2 o'clock p.m. and at any adjournments thereof.

Receipt of the Notice of Annual Meeting and the Proxy Statement is acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DIRECTION OF THE PROXY HOLDER ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

               PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE
                       AND MAIL IN ENCLOSED ENVELOPE.